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                                                                   EXHIBIT 10.19


                                 DESOTO, INC
                         16750 SOUTH VINCENNES ROAD
                        SOUTH HOLLAND, ILLINOIS 60473




                               August 6, 1993



Mr. John Gillen, not personally
 or individually, but as Trustee
 of the DeSoto, Inc. Pension Plan's
 Real Property Trust under Trust
 Agreement dated October 1, 1992.

Dear Mr. Gillen:

      DeSoto, Inc. is about to enter into a Real Estate Sale Contract (the "Sale Contract") providing for the sale of approximately 8.126 acres of land, which is improved with buildings containing in the aggregate approximately 275,025 square feet of floor area, located at 1700 South Mt. Prospect Road, Des Plaines, Illinois (the "Property") and other real property to the Illinois Gas Institute. As you are aware, DeSoto has entered into a Lease (the "Lease"), as tenant, whereby it currently leases the Property from the DeSoto, Inc. Pension Plan's Real Property Trust under Trust Agreement dated October 1, 1992 (the "Trust").

      DeSoto, Inc. has indicated to you that it desires to purchase the Property from the Trust in order to sell the Property pursuant to the Sale Contract.

      Upon the consummation of the sale described in the Sale Contract or, upon the earlier election of DeSoto, Inc., DeSoto, Inc. will purchase the property from the Trust for a sum equal to Five Million Five Hundred Five Thousand Five Hundred and no/100 ($5,505,500.00) Dollars. Upon such purchase, the Trust shall convey the Property either to DeSoto, Inc. or to its designee. Upon the conveyance of the Property, the Lease shall be terminated. There shall be no prorations or apportionments of any nature which would cause a deduction from the Purchase Price, and the Trust shall not be required to provide DeSoto, Inc. a survey or title policy, however, with respect to the Property, the trust shall convey title to the Property to DeSoto, Inc. or its nominee in the same condition as DeSoto, Inc. conveyed same to the Trust. The aforesaid sale may occur at any time on or prior to April 1, 1994.

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August 6, 1993
Page 2



      Should the foregoing be acceptable to you, kindly execute the enclosed copy of this letter to evidence your agreement to the terms and conditions set forth herein.


                                                Very truly yours,


                                                DE SOTO, INC.


                                                By: /s/ ANDERS U. SCHROEDER
                                                   ----------------------------
                                                    Anders U. Schroeder
                                                    Vice Chairman


AGREED TO AND ACCEPTED
this 9th day of August,
1993



/s/ JOHN M. GILLEN, JR.
- ---------------------------------
JOHN GILLEN, as Trustee aforesaid